Alliance Select Investor Series, Inc.                      Exhibit 77Q1 (a)
811-09176


Articles of Incorporation: Incorporated by reference to Exhibit 1 to Registrant's Registration Statement on Form N-1A, filed with the
Securities and Exchange Commission on May 22, 1998.

Articles of Amendment to Articles of Incorporation: Incorporated by reference to Exhibit 1(b) to Pre-Effective Amendment No. 1 to Registrant's Registration Statement on Form N-1A, filed with the Securities and Exchange Commission on June 30, 1998.

By-Laws: Incorporated by reference to Exhibit 2 to Pre-Effective Amendment No. 1 to Registrant's Registration Statement on Form N-1A, filed with the Securities and Exchange Commission on June 30, 1998.





Alliance Select Investor Series, Inc.                      Exhibit 77Q1 (e)
811-09176


Investment Advisory Agreement: Incorporated by reference to Exhibit 5 to Pre-Effective Amendment No. 1 to Registrant's Registration Statement on Form N-1A, filed with the Securities and Exchange Commission on June 30, 1998.